São Paulo, July 24, 2019

To:

GOL LINHAS AÉREAS INTELIGENTES S.A.
Praça Comandante Linneu Gomes, S/N, Portaria 3
Jardim Aeroporto
04626-020 São Paulo, São Paulo, Brazil

Re:     Gol Linhas Aéreas Inteligentes S.A. “Shelf” registration of the secondary offer to sell Preferred Shares underlying American Depositary Shares

Ladies and Gentlemen:

1.

We are qualified to practice law in the Federative Republic of Brazil (“Brazil”) and have acted as Brazilian counsel to Gol Linhas Aéreas Inteligentes S.A. (the “Company”), in connection with the “shelf” registration process for the sale, in one or more offerings, if any, of preferred shares in the form of American Depositary Shares by the selling securityholders to be identified in supplements to the Prospectus (defined below) (“ADSs”), as described in the Registration Statement on Form F-3 under the Securities Act of 1933, as amended, filed with the United States Securities and Exchange Commission (“SEC”) on July 24, 2019 (the “Registration Statement”).

2.	This opinion is being furnished to you pursuant to the Registration Statement.

3.	Unless otherwise defined, terms and expressions used herein have the same meaning assigned to them in the Prospectus contained in the Registration Statement, and any amendments thereto (“Prospectus”).

4.

For the purposes of giving this opinion we have examined and/or relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

5.	As to matters of fact, we have relied on documents, oral and/or written information and/or certificates provided to us by the Company’s officers, acting on behalf of the Company.

6.

We did not conduct any investigation of the laws of any jurisdiction outside Brazil. This opinion is given solely in respect of the laws of Brazil as of the date hereof, and not in respect of any other law. We have assumed that there is nothing in any other law that affects our opinion. In particular, we did not make independent investigations of the laws of the State of New York or the federal laws of the United States of America.

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Rua Campo Verde 61 3º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	01456 010 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

7.	In giving this opinion we have made the following assumptions:

(i)           all documents submitted to us as facsimile or copy or specimen documents conform to their originals;

(ii)          all documents submitted to us as originals are authentic;

(iii)         all signatures on any documents submitted to us as originals, certified copies or copies are genuine;

(iv)         all documents provided for our analysis and review as well as all information conveyed to us represent the entirety of all material documents and information regarding the issues raised by us and there is no other material documents and information that have not been provided to us or omitted from us; and

(v)          except as specifically otherwise mentioned, there is no provision of the law of any jurisdiction other than Brazil which has any implication in relation to the opinion expressed herein.

8.

Based on the foregoing, and subject to the qualifications set forth below, we are of the opinion that the filing of the Registration Statement for the secondary sale of the Company’s preferred shares in the form of ADSs has been duly and validly executed by the officers of the Company, who have corporate power and authority to do so and the preferred shares have been duly and validly issued, are fully paid and are non-assessable.

This opinion is dated as of today and we expressly disclaim any responsibility to advise with respect to any development or circumstance of any kind, including any change of law or fact which may occur after the date of this opinion, even though such development, circumstance or change may affect the legal analysis, legal conclusion or any other matter set forth in or relating to this opinion. Accordingly, you should seek advice of your counsel as to the adequate application of this opinion at such time.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matters in connection with the “shelf” registration process for the secondary sale of the preferred shares in the form of ADSs or documents referred to in the Registration Statement and the Prospectus.

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Rua Campo Verde 61 3º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	01456 010 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br

In rendering the opinion set forth herein, we note that any conclusion on any particular issue is not a guaranty or prediction of what a court would hold but, rather, sets forth our conclusions as to what would or should be the proper result for a court to reach in a properly presented and decided case in which the facts and assumptions relied on herein are established.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us under the caption “Service of Process and Enforcement of Civil Liabilities in Brazil” in the Registration Statement and the Prospectus. This opinion is given solely for the purposes of the “shelf” registration process for the secondary sale of the preferred shares in the form of ADSs and for the information of the addressee and its legal advisors. This opinion may not be relied upon for any other purpose or by any other person, whether natural person, legal entity or government body, nor may it be used for any purpose other than as stated herein, or quoted or referred to in any public document, or in any other way made public, without our prior written consent. This opinion will be governed by and construed in accordance with the laws of Brazil in effect on the date hereof.

Sincerely yours,

MATTOS FILHO, VEIGA FILHO, MARREY JR. E QUIROGA
 ADVOGADOS

SÃO PAULO – PAULISTA	SÃO PAULO – FARIA LIMA	RIO DE JANEIRO	BRASÍLIA	NEW YORK	LONDON

Al. Joaquim Eugênio de Lima 447	Rua Campo Verde 61 3º andar	Praia do Flamengo 200 11º andar	SHS Q6 Bloco C Sala 1901	34 East 51st Street, 12th floor	5th floor, 32 Cornhill
01403 001 São Paulo SP Brasil	01456 010 São Paulo SP Brasil	22210 901 Rio de Janeiro RJ Brasil	70316 109 Brasília DF Brasil	New York, NY 10022 U.S.A.	London UK EC3V 3SG
T 55 11 3147 7600	T 55 11 3035 4050	T 55 21 3231 8200	T 55 61 3218 6000	T 1 646 695 1100	T 44 (0)20 7280 0160

www.mattosfilho.com.br